Exhibit 99.1

Loop Media Announces NYSE American Notice of Delisting

August 9, 2024 – Loop Media, Inc. (“Loop Media,” the “Company”) (NYSE American: LPTV), a leading multichannel streaming CTV platform that provides curated music videos, sports, news, premium entertainment channels and digital signage for businesses, reported that on August 8, 2024, it received notification from NYSE Regulation of the NYSE American LLC (the “NYSE American” or the “Exchange”) that it had suspended trading of the Company’s common stock and of its determination to commence delisting proceedings of the Company’s common stock from the Exchange pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the low selling price of the Company’s common stock. The Company has a right to appeal the determination to the Exchange’s Listing Qualifications Panel, although there can be no assurance that any such appeal will be successful.

The Company’s common stock is expected to begin trading under its current trading symbol “LPTV” on the OTC Pink Current operated on the OTC Markets system effective with the open of the markets on August 9, 2024.

Additional details regarding the Acceptance Letter from the NYSE American are included in, and the description above is qualified in its entirety by, Loop Media’s Current Report on Form 8-K filed with the SEC on August 9, 2024, which will be made available under “Investors” – “SEC Filings” at www.loop.tv.

About Loop Media, Inc.

Loop Media, Inc. (“Loop®”) (NYSE American: LPTV) is a leading connected television (CTV) / streaming / digital out-of-home TV and digital signage platform optimized for businesses, providing music videos, news, sports, and entertainment channels through its Loop® TV service. Loop Media is the leading company in the U.S. licensed to stream music videos to businesses through its proprietary Loop® Player.

Loop® TV’s digital video content is streamed to millions of viewers in CTV / streaming / digital out of home locations including bars/restaurants, office buildings, retail businesses, college campuses, airports, among many other venues in the United States, Canada, Australia, and New Zealand.

Loop® TV is fueled by one of the largest and most important premium short-form entertainment libraries that includes music videos, movie trailers, branded content, and live performances. Loop Media’s non-music channels cover a wide variety of genres and moods and include movie trailers, sports highlights, lifestyle and travel videos, viral videos, and more. Loop Media’s streaming services generate revenue from programmatic and direct advertising, and subscriptions.

To learn more about Loop Media products and applications, please visit us online at Loop.tv.

Follow us on social:

Instagram: @loopforbusiness

X (Twitter): @loopforbusiness

LinkedIn: https://www.linkedin.com/company/loopforbusiness/

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the Company’s intention to regain compliance with the listing requirements of the NYSE American and its ability to do so, cost- cutting measures, exploration of strategic alternatives and financing opportunities, expected performance, ability to compete in the highly competitive markets in which it operates, ability to develop talent and attract future talent, the success of strategic actions Loop Media is taking, and the impact of strategic transactions. Forward-looking statements give our current expectations, opinions, beliefs or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media. Loop Media’s Securities and Exchange Commission filings are available at www.sec.gov.

Loop Media Investor Contact

ir@loop.tv

Loop Media Press Contact

Grant Genske

grant@loop.tv

626-610-6913